UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-27465 (Commission File Number)	26-1469061 (I.R.S. Employer Identification No.)

2802 North Howard Avenue
Tampa, Florida 33607
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 920 - 9435

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2014,  Pete Peterson resigned as  President and a director of Innovative Software Technologies, Inc., a Delaware corporation, (“Company”).  His resignation is effective as of close of business on August 14, 2014.  A copy of Mr. Peterson’s resignation is attached to this Form 8-K as Exhibit 99.1.  Mr. Peterson’s decision to resign from the Board was not the result of any disagreement with Company on any matter relating to its operations, policies or practice

On August 13, 2014,  the Board of Directors of the Company appointed William Barrett Wellman as a director of the Company and employed Mr. Wellman to serve as President upon the effectiveness of the resignation of Pete Peterson as President.  The Company entered into an employment agreement with Mr. Wellman that is attached hereto as Exhibit 99.2.

Mr. Wellman has over thirty years of combined experience as an accountant, controller, chief financial officer, chief information or technology officer and executive.  He started as an accountant with KMPG and then served as a controller or chief financial officer for The National Council on the Aging, Inc., SpaceQuest Communications, Inc., SecuriGuard, Inc., and other companies.  He was Chief Technology Officer for Raffa & Associates. Mr. Wellman has also acted as a financial/accounting consultant.   He received a M.B.A. from Marshall University and a B.S. in Business Administration from University of Charleston.

Item 9.01                 Financial Statements and Exhibits

( c ) Exhibits.

Number                   Description of Exhibit

99.1                          Resignation Letter, dated August 14, 2014, of Pete Peterson; and

99.2                          Employment Agreement, dated August 13, 2014, between Innovative Software Technologies, Inc. and William Barrett Wellman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

By:    /s/ Pete Peterson
Pete Peterson, President

Date:  August 13, 2014

EXHIBITS

Number                   Description of Exhibit

99.1                          Resignation Letter, dated August 14, 2014, of Pete Peterson; and

99.2                          Employment Agreement, dated August 13, 2014, between Innovative Software Technologies, Inc. and William Barrett Wellman.